Exhibit 21

Trinity Industries, Inc. Active Subsidiaries as of December 31, 2019
Name of Subsidiary	Domicile	Ownership Percentage
CJB Prime Property, LLC	Delaware	100%
CJB Canada Mfg. Corp.	Brit Columbia	100%
International Industrial Indemnity Company	Vermont	100%
Reunion General Agency, Inc.	Texas	100%
Trinity Argentina S.R.L.	Argentina	100%
Trinity Corporate Services, LLC	Delaware	100%
Heritage Aviation Services LLC	Nevada	100%
TRN Services, LLC	Delaware	100%
Vigilant Systems, Inc.	Texas	100%
Trinity Galvanizing, LLC	Delaware	100%
Trinity Highway Products, LLC	Delaware	100%
QEAS, Inc.	Delaware	100%
Quixote Transportation Safety, Inc.	Delaware	100%
E-Tech Testing Services, Inc.	Delaware	100%
Energy Absorption Systems, Inc.	Delaware	100%
EAS Road Products, Inc.	Delaware	100%
EAS Road Products (Singapore Branch), Inc.	Delaware	100%
Energy Absorption Systems (Europe), Inc.	Delaware	100%
Quixote International Enterprises, LLC	Delaware	100%
Trinity Z, LLC	Delaware	100%
TrinityRail HLA, LLC	Delaware	100%
Trinity B, LLC	Delaware	100%
Trinity Highway Rentals, Inc.	Delaware	100%
Trinity Industries International, Inc.	Delaware	100%
Trinity Industries Leasing Company	Delaware	100%
RIV 2013 Rail Holdings LLC	Delaware	31%
Trinity Rail Leasing 2012 LLC	Delaware	100%
RIV II, LLC	Delaware	100%
RIV III, LLC	Delaware	100%
TILX GP III, LLC	Delaware	100%
Trinity Rail Leasing III LP	Texas	1%
TILX LP III, LLC	Delaware	100%
Trinity Rail Leasing III LP	Texas	99%
TILX GP IV, LLC	Delaware	100%
Trinity Rail Leasing IV LP	Texas	1%
TILX LP IV, LLC	Delaware	100%
Trinity Rail Leasing IV LP	Texas	99%
TILX GP V, LLC	Delaware	100%
Trinity Rail Leasing V LP	Texas	1%
TILX LP V, LLC	Delaware	100%
Trinity Rail Leasing V LP	Texas	99%
Trinity Marks Company	Delaware	100%
Trinity Rail, Inc.	Delaware	100%
TrinityRail Leasing Management, Inc.	Delaware	100%
TILX GP I, LLC	Delaware	100%
Trinity Rail Leasing I LP	Texas	1%
TILX LP I, LLC	Delaware	100%
Trinity Rail Leasing I LP	Texas	99%

Trinity Industries, Inc. Active Subsidiaries as of December 31, 2019
Name of Subsidiary	Domicile	Ownership Percentage
TrinityRail Canada Inc.	Brit Columbia	100%
Trinity Rail Leasing 2010 LLC	Delaware	100%
Trinity Rail Leasing 2017 LLC	Delaware	100%
Trinity Rail Leasing 2018 LLC	Delaware	100%
Trinity Rail Leasing 2019 LLC	Delaware	100%
Trinity Rail Leasing VI LLC	Delaware	100%
Trinity Rail Leasing VII LLC	Delaware	100%
Trinity Rail Leasing Warehouse Trust	Delaware	100%
TRIP Rail Holdings LLC	Delaware	43%
TRIP Rail Leasing LLC	Delaware	100%
TRIP Rail Master Funding LLC	Delaware	100%
TrinityRail Investment Holding Company LLC	Delaware	100%
TRIHC 2018 LLC	Delaware	100%
Trinity Industries Metals Laboratory, Inc.	Delaware	100%
Trinity Industries Railcar Corporation	Delaware	100%
Trinity Logistics Group, Inc.	Texas	100%
Trinity Central Maintenance, LLC	Delaware	100%
Trinity Rail Group, LLC	Delaware	100%
TrinityRail Commercial Services, LLC	Delaware	100%
TrinityRail International Holdings, LLC	Illinois	100%
Trinity Rail de Mexico, S. de R.L. de C.V.	Mexico	33%
Trinity Rail Sabinas, S. de R.L. de C.V.	Mexico	33%
Trinity Rail de Mexico, S. de R.L. de C.V.	Mexico	67%
Trinity Rail Sabinas, S. de R.L. de C.V.	Mexico	67%
TrinityRail Products and Services, LLC	Delaware	100%
FreightLucid, LLC	Delaware	100%
Trinity Heads, Inc.	Delaware	100%
Trinity North American Freight Car, Inc.	Delaware	100%
Trinity Parts & Components, LLC	Delaware	100%
Trinity Tank Car, Inc.	Delaware	100%
TrinityRail Engineering Works, LLC	Delaware	100%
TrinityRail Maintenance Services, Inc.	Delaware	100%
MCM Railyard, LLC	Delaware	100%
TrinityRail Asset Management Company, Inc.	Delaware	100%
Waldorf Properties, Inc.	Delaware	100%
Gambles, Inc.	Alabama	100%
McConway & Torley – Anniston, Inc.	Delaware	100%
Mosher Steel Company	Texas	100%
Platzer Shipyard, Inc.	Delaware	100%
Standard Forgings Corporation	Delaware	100%
Trinity Financial Services, Inc.	Delaware	100%